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Exhibit 5.01

Richards, Layton & Finger
A Professional Association
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899
(302) 651-7700
Fax (302) 651-7701
www.rlf.com

May 15, 2003

CIS Investments, Inc.
233 South Wacker Drive
Suite 2300
Chicago, IL 60606

    Re:
    JWH Global Trust

Ladies and Gentlemen:

        We have acted as special Delaware counsel for JWH Global Trust, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

        For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

  (a)
  A registration statement on Form S-1 (Registration No. 333-            ) (the "Registration Statement"), filed by the Trust with the Securities and Exchange Commission on May 15, 2003, including a prospectus (the "Prospectus") relating to, among other things, the beneficial interests in the assets of the Trust (the "Units");

  (b)
  The Fourth Amended and Restated Declaration and Agreement of Trust, dated as of June 5, 1998 (the "Declaration"), by and among CIS Investments, Inc., a Delaware corporation, as managing owner (the "Managing Owner"), Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee"), and each party who shall execute a counterpart of the Declaration as an owner of a Unit or who becomes a party to the Declaration by executing a subscription agreement (the "Unitholders");

  (c)
  A form of Fifth Amended and Restated Declaration and Agreement of Trust, dated as of July 1, 2003, by and among the Managing Owner, the Trustee and the Unitholders, attached to the Prospectus as Exhibit A;

  (d)
  A form of Subscription Agreement and Power of Attorney, including a Subscription Agreement and Power of Attorney Signature Page of the Trust (the "Subscription Agreement"), attached to the Prospectus as Exhibit C;

  (e)
  A certified copy of the Certificate of Trust for the Trust, as filed with the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on November 12, 1996, as amended by the Certificate of Amendment to the Certificate of Trust, as filed with the Secretary of State on January 29, 1997 (collectively, the "Certificate of Trust"); and

  (f)
  A Certificate of Good Standing for the Trust, dated May 13, 2003, obtained from the Secretary of State.

        Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration, except that reference herein to any document shall mean such document as in effect on the date hereof.

        For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

        With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

        For purposes of this opinion, we have assumed (i) that the Declaration will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, that the Certificate of Trust is in full force and effect and has not been further amended, (ii) that each Subscription Agreement will be in full force and effect and will be executed in substantially the form reviewed by us, (iii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iv) the legal capacity of natural persons who are parties to the documents examined by us, (v) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vii) that after the issuance and sale of the Units under the Registration Statement and the Declaration, the dollar amount of the Units issued by the Trust will equal or exceed the minimum, and the dollar amount of the Units issued and reserved for issuance by the Trust will not exceed the maximum dollar amount of the Units which may be issued by the Trust under the Registration Statement and the Declaration, and (viii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to such amendment or restatement. We have not participated in the preparation of the Registration Statement or Prospectus and assume no responsibility for their contents.

        This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

        Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

  1.
  The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the "Act").

  2.
  Assuming (i) that the Managing Owner has taken all corporate action required to be taken by it to authorize the issuance and sale of Units to the Unitholders and to authorize the admission to the Trust of the Unitholders as beneficial owners of the Trust, (ii) the due authorization, execution and delivery to the Managing Owner of a Subscription Agreement by each Unitholder, (iii) the due acceptance by the Managing Owner of each Subscription

    Agreement and the due acceptance by the Managing Owner of the admission of the Unitholders as beneficial owners of the Trust, (iv) the payment by each Unitholder to the Trust of the full consideration due from it for the Units subscribed to by it, (v) the due authorization, execution and delivery by all parties thereto, including the Unitholders as beneficial owners, of the Declaration, (vi) that the books and records of the Trust set forth all information required by the Declaration and the Act, including all information with respect to all persons and entities to be admitted as Unitholders and their contributions to the Trust, and (vii) that the Units are offered and sold as described in the Registration Statement and the Declaration and in accordance with the Subscription Agreement, the Units to be issued to the Unitholders will be validly issued and, subject to the qualifications set forth in paragraph 3 below, will be fully paid and non-assessable beneficial interests in the assets of the Trust.

  3.
  The Unitholders, as beneficial owners of the Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, subject to the obligations of the Unitholders to make contributions required to be made by it to the Trust, to make other payments provided for in the Declaration and the Subscription Agreement and to repay any funds wrongfully distributed to it from the Trust.

        We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the reference to us as local counsel under the heading "Lawyers; Accountants" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,
Richard, Layton & Finger, P.A.

DKD/jmb

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Richards, Layton & Finger A Professional Association One Rodney Square P.O. Box 551 Wilmington, Delaware 19899 (302) 651-7700 Fax (302) 651-7701 www.rlf.com
May 15, 2003